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                                                                    EXHIBIT 1(b)

                      MERRILL LYNCH CONVERTIBLE FUND, INC.
                 ARTICLES SUPPLEMENTARY TO AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                      RECLASSIFYING AUTHORIZED SHARES INTO
                       THREE NEW CLASSES OF COMMON STOCK


         MERRILL LYNCH CONVERTIBLE FUND, INC., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

         FIRST: The Corporation is an open-end investment company registered as such under the Investment Company Act of 1940, as amended, with authority to issue Four Hundred Million (400,000,000) shares, all of one class designated as Class A Common Stock.

         SECOND: All shares of all classes and series of the Corporation's capital stock have a par value of Ten Cents ($.10) per share and the aggregate par value of all the shares of all classes and series of the Corporation's capital stock is Forty Million Dollars ($40,000,000).

         THIRD: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors has reclassified One Hundred Million (100,000,000) authorized and unissued shares of the Class A Common Stock of the Corporation as Class B Common Stock, par value of Ten Cents ($.10) per share with an aggregate par value of Ten Million Dollars ($10,000,000).

         FOURTH: The designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class B Common Stock are as follows:

         Class B Common Stock of the Corporation shall represent the same interest in the Corporation and have identical designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as Class A Common Stock of the Corporation as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and except that:

         (i) Expenses related to the distribution of the Class B Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

         (ii) Such distribution expenses borne solely by Class B Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

         FIFTH: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors has reclassified One Hundred Million (100,000,000) authorized and unissued shares of the Class A Common Stock of the Corporation as Class C Common
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Stock, par value of Ten Cents ($.10) per share with an aggregate par value of
Ten Million Dollars ($10,000,000).

         SIXTH: The designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class C Common Stock are as follows:

         Class C Common Stock of the Corporation shall represent the same interest in the Corporation and have identical designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as Class A Common Stock of the Corporation as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and except that:

         (i) Expenses related to the distribution of the Class C Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

         (ii) Such distribution expenses borne solely by Class C Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

         SEVENTH: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors has reclassified One Hundred Million (100,000,000) authorized and unissued shares of the Class A Common Stock of the Corporation as Class D Common Stock, par value of Ten Cents ($.10) per share with an aggregate par value of Ten Million Dollars ($10,000,000).

         EIGHTH: The designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class D Common Stock are as follows:

         Class D Common Stock of the Corporation shall represent the same interest in the Corporation and have identical designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as Class A Common Stock of the Corporation as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and except that:

         (i) Expenses related to the distribution of the Class D Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

         (ii) Such distribution expenses borne solely by Class D Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.


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         IN WITNESS WHEREOF, MERRILL LYNCH CONVERTIBLE FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and attested by its Secretary on July __ 1997.


                                           MERRILL LYNCH CONVERTIBLE FUND, INC.




                                           By:
                                              -------------------------------
                                                Terry K. Glenn
                                                Executive Vice President



ATTEST:



------------------------------
Ira P. Shapiro
Secretary


THE UNDERSIGNED, Executive Vice President of MERRILL LYNCH CONVERTIBLE FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties for perjury.


                                                    ----------------------------
                                                    Terry K. Glenn
                                                    Executive Vice President


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